UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2019

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.01 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of the Acquisition of Elite Comfort Solutions, Inc.

On January 16, 2019, Leggett & Platt, Incorporated (“Leggett,” “Company,” “we” or “us”) completed the previously announced acquisition of Elite Comfort Solutions, Inc. (“ECS”) pursuant to the Stock Purchase Agreement, dated November 6, 2018 (the “Purchase Agreement”) whereby Leggett purchased all of the issued and outstanding shares of capital stock of ECS from Elite Comfort Solutions LP (the “Seller”) for cash consideration of approximately $1.25 billion (the “ECS Acquisition”). Reference is made to the Purchase Agreement which was filed as Exhibit 2.1 to the Company’s Form 8-K on November 7, 2018.

ECS, headquartered in Newnan, Georgia, is a leader in specialized foam technology, primarily for the bedding and furniture industries. With 16 facilities across the United States, ECS operates a vertically-integrated model, developing many of the chemicals and additives used in foam production, producing specialty foam, and manufacturing private-label finished products. These innovative specialty foam products include finished mattresses sold through both traditional and online channels, mattress components, mattress toppers and pillows, and furniture foams. ECS has a diversified customer mix and a strong position in the high-growth compressed mattress market segment. ECS is expected to become a separate business unit and operate within the Residential Products segment. The ECS management team will continue to lead the business. Leggett plans to maintain all 16 of ECS’s facilities.

The Estimated Purchase Price was calculated as $1.25 billion U.S. dollars, (i) plus $.36 million, which was the amount ECS’s Estimated Closing Net Working Capital was greater than $92 million, (ii) plus Estimated Closing Cash of $9.83 million, (iii) minus Estimated Closing Indebtedness of $379.12 million and (iv) minus Estimated Transaction Expenses of $4.51 million, which equates to $876.56 million (each of Estimated Purchase Price, Estimated Closing Net Working Capital, Estimated Closing Cash, Estimated Closing Indebtedness and Estimated Transaction Expenses as defined in the Purchase Agreement). At the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), Leggett retired the Estimated Closing Indebtedness, paid the Estimated Transaction Expenses, withheld $8 million of the Estimated Purchase Price in escrow to secure the payment of certain post-closing adjustments, and paid the Seller $868.56 million. Seller and certain equity holders of Seller entered into customary non-compete and non-solicitation agreements.

The Purchase Agreement contained customary representations, warranties and covenants made by Leggett, Seller and ECS. The representations and warranties did not survive the Closing. Leggett purchased a buy-side representations and warranties insurance policy under which it may seek coverage for breaches of the Seller’s and ECS’s representations and warranties. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The assertions embodied in the representations and warranties made in the Purchase Agreement are solely for the benefit of the parties to the Purchase Agreement, and are qualified by information in confidential disclosure schedules that we exchanged in connection with signing the Purchase Agreement. While Leggett does not believe the schedules contain information required to be publicly disclosed, the schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement. You are not a third party beneficiary to the Purchase Agreement and should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they are modified in part by the disclosure schedules, (ii) they may have changed since the date of the Purchase Agreement, (iii) they may represent only the parties’ risk allocation in this particular transaction, and (iv) they may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes. The Purchase Agreement has been referenced to provide you with information regarding its terms. It is not intended to provide any other factual information about Leggett or ECS. Such information about Leggett can be found in other public filings we make with the SEC.

Financing the Elite Comfort Solutions, Inc. Acquisition

As previously reported, on December 12, 2018, Leggett entered into the Third Amended and Restated Credit Agreement among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”) and the Lenders listed below (the “Credit Agreement”). The Credit Agreement is a five-year multi-currency credit facility providing us the ability, from time to time subject to certain customary conditions, to borrow, repay and re-borrow up to $1.2 billion under a revolving facility until January 3, 2024, its maturity date. The revolving facility acts as support for the marketability of the Company’s $1.2 billion commercial paper program (the “CP Program”). The Credit Agreement also provides for a one-time draw of up to $500 million under a five-year term loan facility. Reference is made to the Credit Agreement which is attached as Exhibit 10.1 to the Company’s Form 8-K filed December 14, 2018.

Commercial Paper Borrowings. Leggett financed approximately $750 million of the purchase price through commercial paper borrowings under its CP Program. On January 15, 2019, Leggett increased its outstanding commercial paper to an aggregate $898 million with an average weighted interest rate of 2.87%, with no additional borrowing under the CP Program on January 16, 2019. The outstanding commercial paper had various maturity dates, ranging from 1 to 30 days from the filing of this Form 8-K. Reference is made to our Form 8-K filed January 10, 2019 where we disclosed the incremental build-up of commercial paper to an aggregate $725 million outstanding on January 10, 2019, to be used, in part, to finance the anticipated ECS Acquisition Closing. The additional build-up of commercial paper from January 10, 2019 resulted from borrowing to finance the ECS Acquisition as well as working capital requirements.

We issued commercial paper pursuant to a Commercial Paper Issuing and Paying Agent Agreement (the “Agent Agreement”) between U.S. Bank National Association (the “Bank”) and the Company, including the Master Note, filed December 5, 2014 as Exhibit 10.1 to our Form 8-K. The Agent Agreement provides that the Bank will act as (a) depositary for the safekeeping of our commercial paper; (b) issuing agent on behalf of us in connection with the issuance of the commercial paper; (c) paying agent for the commercial paper; and (d) depositary to receive funds on our behalf. The Agent Agreement contains customary representations, warranties, covenants and indemnification provisions.

The commercial paper is marketed and sold through certain dealers selected by us (each a “Dealer”) pursuant to the Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to our Form 8-K. Each Dealer Agreement provides for the terms under which the respective Dealer will either purchase from us or arrange for the sale by us of the commercial paper in transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. The Dealer Agreements are substantially identical, in all material respects, and contain customary representations, warranties, covenants and indemnification provisions.

The commercial paper is issued in $250,000 minimum face or principal amounts at par less a discount representing an interest factor, or at par, if interest bearing, with interest established based upon market conditions and credit ratings in effect at the time of issuance. The maturities of the commercial paper will vary but may not exceed 270 days. The commercial paper is not subject to voluntary pre-payment by us or redemption prior to maturity. The commercial paper rank equally with all of our other unsecured and unsubordinated indebtedness. Such commercial paper shall be subject to certain event of default provisions, including those related to non-payment of principal or interest when due and the bankruptcy or insolvency of our Company, which shall cause the commercial paper indebtedness to accelerate and become immediately due and payable. The amounts available under our CP Program may be borrowed, repaid and re-borrowed from time to time.

Over the long term, and subject to our capital needs, market conditions and alternative capital market opportunities, we expect to maintain the indebtedness under the CP Program by continuously repaying and reissuing the commercial paper until such time as the outstanding commercial paper is replaced with long-term debt. We view the commercial paper as a source of long-term funds and have classified the borrowings under the CP Program as long-term borrowings on our balance sheet. We will evaluate financing alternatives for the reduction of outstanding commercial paper. We believe that operating cash flow, cash on hand and our ability to obtain debt financing will provide sufficient funds available to repay commercial paper borrowings, as well as support our ongoing operations, pay dividends and fund future growth.

The commercial paper will not be, and has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered, reoffered or sold in the United States, or elsewhere, absent registration or applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any commercial paper, nor shall there be any sale of the commercial paper in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption. This Form 8-K is not intended to condition the market in the United States, or elsewhere, for the issuance of any commercial paper.

Tranche A Term Facility. On January 16, 2019, concurrent with the Closing of the ECS Acquisition, the Company borrowed $500 million under its senior unsecured five-year “Tranche A” term loan facility (the “Tranche A Term Facility”) under the Company’s Credit Agreement. The Tranche A Term Facility lending commitment for each Lender, all of which was completely drawn upon by the Company, is as follows:

Lenders[1]	Tranche A Term Commitment
JPMorgan Chase Bank, N.A.	$76,871,657.76
Wells Fargo Bank, National Association	$56,885,026.73
U.S. Bank National Association	$56,885,026.73
MUFG Bank, Ltd.	$56,885,026.73
Bank of America, N.A.	$56,885,026.73
SunTrust Bank	$38,235,294.12
PNC Bank, National Association	$38,235,294.12
BMO Harris Bank, N.A.	$26,470,588.24
The Toronto Dominion Bank	$26,470,588.24
Branch Bank and Trust Company	$26,470,588.24
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$26,470,588.24
Arvest Bank	$13,235,294.12

$500,000,000

[1]	Svenska Handelsbanken AB (PUBL) New York Branch is also a Lender under the Credit Agreement but does not have a Tranche A Term Facility lending commitment.

Any amount borrowed under the Tranche A Term Facility that is repaid or prepaid may not be re-borrowed. The Tranche A Term Loan will mature on January 3, 2024. The Company will initially pay interest on the Tranche A Term Loan at the rate of 3.904% based on the LIBO screen rate (the London interbank offered rate) of 2.779%, for a 3 month interest period, plus a Fixed Spread of 1.125% (based on the current credit ratings of our senior unsecured long-term debt). The Company may elect different types of borrowings and interest periods during the term of the Tranche A Term Loan, which will adjust the rate of interest to be paid. The Company is required to (a) pay principal on the Tranche A Term Facility each quarter (on the last day of March, June, September and December), commencing with June 2019, in the amount of $12,500,000, and (b) pay the remaining outstanding principal under the Tranche A Term Facility upon the maturity date.

Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then, the Credit Agreement may be terminated, and all outstanding Indebtedness under the Credit Agreement, including the Tranche A Term Loan, may be declared immediately due and payable.

Neither the Seller, ECS nor their respective affiliates is a party to any material relationship with Leggett or its affiliates other than the Purchase Agreement. The Bank, each Dealer and each Lender and/or their affiliates have provided, from time to time, and continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

The foregoing descriptions of the Purchase Agreement, the Credit Agreement, the Agent Agreement and the Form of Amended and Restated Commercial Paper Dealer Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, all of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 16, 2019, Leggett issued a press release announcing the completion of the ECS Acquisition. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of ECS required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K as soon as reasonably practicable but no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K as soon as reasonably practicable but no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits. The following exhibits are filed or furnished as part of this report:

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Leggett & Platt, Incorporated, Elite Comfort Solutions, Inc. and Elite Comfort Solutions LP, dated November 6, 2018, filed November 7, 2018, as Exhibit 2.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845) Schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Stock Purchase Agreement contains a list briefly identifying the omitted schedules. Leggett agrees to furnish, supplementally, a copy of any omitted schedule to the SEC upon request.

10.1	Third Amended and Restated Credit Agreement, dated as of December 12, 2018 among the Company, JP Morgan Chase Bank, N.A. as administrative agent, and the Lenders named therein, filed December 14, 2018 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2	Commercial Paper Issuing and Paying Agent Agreement between U.S. Bank National Association and the Company, dated December 2, 2014, including Master Note, filed December 5, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3	Form of Amended and Restated Commercial Paper Dealer Agreement, filed December 5, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

99.1*	Press Release of Leggett & Platt, Incorporated, dated January 16, 2019

*	Denotes furnished herewith.

Forward-Looking Statements. This report and the press release contain “forward-looking statements,” including but not limited to (a) our ability to capitalize on current and future market trends, including growth of hybrid spring and specialty foam mattresses and the e-commerce mattress channel, and demand for compressed mattresses, (b) our plans to maintain all 16 of ECS’s facilities, (c) the financial results of ECS, (d) the pro forma combined financial results of the Company and ECS, (e) our expectation of maintaining the indebtedness under the CP Program until such time it is replaced with long-term debt, and (f) our belief that operating cash flow, cash on hand and our ability to obtain debt financing will provide sufficient funds available to repay commercial paper borrowings, as well as support our ongoing operations, pay dividends and fund future growth. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecasted,” “intend,” “may,” “plan,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) uncertainty of the expected financial performance of ECS and the combined Company following completion of the ECS Acquisition; (ii) failure to realize the anticipated benefits of the ECS Acquisition, including as a result of delay in integrating the businesses of ECS; (iii) difficulties and delays in achieving revenue and cost synergies of ECS; (iv) inability to retain and hire key personnel and maintain relationships with customers and suppliers of ECS; (v) market and other factors or conditions that reduce or eliminate the Company’s ability to obtain long-term debt financing; (vi) inability to “deleverage” post-Closing in the expected timeframe; (vii) the Company’s and ECS’s ability to achieve their respective short-term and longer-term operating targets; (viii) the impact of the Tax Cuts and Jobs Act, price and product competition from foreign and domestic competitors, the amount of share repurchases, changes in demand for the Company’s and ECS’s products, cost and availability of raw materials and labor, fuel and energy costs, future growth of acquired companies, general economic conditions, restructuring costs, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks including intellectual property; and (ix) other risk factors as detailed from time to time in Leggett’s reports filed with the SEC, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 16, 2019	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas Senior Vice President – General Counsel & Secretary